Exhibit 99.2
Selected Financial Data

-------------------------------------------------------------------------------
FIVE-YEAR HIGHLIGHTS AND COMPARISONS
-------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------
IN THOUSANDS (EXCEPT PER SHARE DATA)                      1993         1994         1995         1996           1997
----------------------------------------------------------------------------------------------------------------------
Revenues                                               $ 106,096     $ 119,977    $  82,236    $ 111,619     $ 116,190

Net Income (Loss)                                          2,641         4,137      (11,762)          85       (20,850)

Shareholders' Equity - End of Year                        77,042        79,423       67,661       67,747        46,897

Average Shareholders' Return on Equity                     3.42%         5.21%      (14.80%)         13%       (44.46%)

Total Assets                                             181,743       184,010      179,478      175,546       145,060

Net Income (Loss) per Share (Class A and B)                 .57           .89         (2.54)        .02         (4.51)

Dividends - Class A                                         .55           .35            --           --           --

Dividends - Class B                                         .60           .40            --           --           --

Average Shares Outstanding                                 4,626         4,626        4,626        4,626        4,626


Exhibit 99.2
Selected Financial Data

-------------------------------------------------------------------------------------------------------------------
QUATERLY FINANCIAL INFORMATION (UNAUDITED)
-------------------------------------------------------------------------------------------------------------------
1997-QUARTER ENDED                                      MARCH 31         JUNE 30     SEPTEMBER 30     DECEMBER 31
                                                      ------------    ------------    ------------     -----------
Revenues..........................................    $ 21,423,044    $ 27,787,249    $ 24,432,559     $42,547,643
                                                      ============    ============    ============     ===========

Income (loss) before income taxes.................    $(10,344,496)   $(13,464,281)   $   (954,283)    $ 1,760,387(*)

Provision (benefit from) for income taxes.........         649,580)        342,319        (824,098)     (1,021,551)
                                                      ------------    ------------    ------------     -----------

Net income (loss).................................    $ (9,694,916)   $(13,806,600)   $   (130,185)    $ 2,781,938
                                                      ============    ============    ============     ===========

Net income (loss) per share.......................    $      (2.10)   $      (2.98)   $       (.03)    $       .60
                                                      ============    ============    ============     ===========

Dividends.........................................              --              --              --              --

Per Class A Common Share..........................              --              --              --              --

Per Class B Common Share..........................              --              --              --              --


1997-QUARTER ENDED                                      MARCH 31         JUNE 30     SEPTEMBER 30     DECEMBER 31
                                                      ------------    ------------    ------------     -----------
Revenues..........................................    $19,058,554     $ 27,118,436    $ 25,177,290     $40,265,015
                                                      ============    ============    ============     ===========

Income (loss) before income taxes.................    $(1,056,009)    $    971,152    $  1,035,026     $(1,417,946)(**)

Provision (benefit from) for income taxes.........       (397,557)         365,625         389,298        (910,432)
                                                      ------------    ------------    ------------     -----------

Net income (loss).................................    $   (658,452)   $   (605,527)   $   (645,728)    $  (507,514)
                                                      ============    ============    ============     ===========

Net income (loss) per share.......................    $       (.14)   $        .13    $        .14     $      (.11)
                                                      ============    ============    ============     ===========

Dividends.........................................              --              --              --              --

Per Class A Common Share..........................              --              --              --              --

Per Class B Common Share..........................              --              --              --              --

----------------

(*) Includes a non-recurring pre-tax charge of $21,575,000 related to the write-down of certain fixed asset and land inventory (see note C)
(**) Includes a non-recurring pre-tax charge of $1,723,130 related to the write-down of certain land inventory (see note C)




                                      E-4